Exhibit 99.1

Electric Aviation Demonstrations Launch in Hawaiʻi: BETA Technologies and Surf Air Mobility Partner on Landmark Demonstration Program; Hawaiian Airlines Supporting Evaluation Activities

BETA Technologies are conducting market survey demonstration flights using the ALIA CTOL for approximately six to eight weeks, generating data and advancing community education on electric aviation in Hawaiʻi.

Surf Air Mobility plans to be the first Part 135 operator to commercialize electric passenger flights for scheduled service and On Demand charter.

HONOLULU – June 26, 2026 – Surf Air Mobility Inc. (NYSE: SRFM) (“Surf Air Mobility”) and BETA Technologies (NYSE: BETA) ("BETA") announced the launch of an electric aircraft demonstration program in Hawaiʻi, with Hawaiian Airlines (NYSE: ALK), part of Alaska Air Group, providing support in key areas, such as sharing insights on Hawaiʻi cargo and passenger routes, participating in feasibility assessments, and supporting local stakeholder and community engagement activities. On Thursday, Hawaiian Airlines hosted the launch event for the trial at its Charles I. Elliott Maintenance and Cargo Facility at Daniel K. Inouye International Airport. This was an important next step toward the deployment of these next-generation aircraft for real-world regional air service.

BETA's ALIA CTOL electric aircraft has begun conducting demonstration flights across Hawaiʻi as part of an approximately six to eight-week flight campaign to evaluate the operational, economic and infrastructure requirements for future electric aircraft operations in the state.

The program brings together BETA's electric aircraft technology, Surf Air Mobility's regional airline expertise as Mokulele Airlines, existing Hawai’i airport ground infrastructure, and SurfOSTM software. Hawaiian Airlines, Hawai’i's largest and longest-serving carrier, serves as a link between the islands, the continental United States, and international destinations across the Pacific. This landmark demonstration program will

Exhibit 99.1

provide key learnings as to how electric aircraft could support future cargo and passenger operations across Hawaiʻi's interisland network.

The demonstration program represents a commitment to understanding how new technologies can sustain strong transportation infrastructure with lower emissions and expanded energy alternatives with more stable prices than aviation fuel. BETA will conduct demonstration flights in Hawaiʻi and will share operational insights and learnings throughout the program. Hawaiʻi's short interisland route structure and established demand for regional air transportation make it an ideal environment to evaluate electric aircraft operations at commercial scale.

Specifically, the program will generate data and operational learnings that help answer some of the most important questions surrounding the future deployment of electric aircraft, including:

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Aircraft performance across Hawaiʻi's routes, weather conditions, and operating environment
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Direct operating costs and economic factors that will help determine the commercial performance of future electric aircraft operations
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Maintenance requirements and servicing needs associated with operating electric aircraft in commercial service
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Battery performance, energy consumption, and operating costs across representative interisland missions
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Crew training and familiarization requirements, ground handling procedures, safety protocols, and charging infrastructure needs across the network

The data generated through the program will support broader efforts to advance sustainable aviation solutions across the state.

Kyle Clark, Chief Executive Officer and Founder of BETA Technologies, said: "Connecting the Hawaiian islands with low cost cargo and passenger service is a great application for electric advanced air mobility. These early demonstrations will showcase

Exhibit 99.1

the utility and economics of the BETA ALIA aircraft firsthand to Surf Air and inform future high cadence, sustainable intraisland service.”

Diana Birkett Rakow, Chief Executive Officer Hawaiian Airlines, said: “Hawaiian Airlines has a deep and sustained responsibility not only to provide critical air service to, from and within the islands and to carry the spirit of Hawai‘i with us on the journey, we are also driven – with Alaska Airlines – to cultivate innovation and support the technologies that will enable a strong and resilient future for aviation. This program provides an opportunity to better understand how Beta’s electrified aircraft can support safe and reliable cargo and passenger air service for short-haul service while improving the environmental impact of that flying.”

Deanna White, Chief Executive Officer of Surf Air Mobility, said: "The aviation industry has talked about electric flight for years. The question is no longer whether electric aircraft can fly, but rather how they can now be successfully integrated into commercial service. The data generated through this program will help define the operational, economic, and infrastructure requirements needed to advance the next generation of regional air transportation."

Surf Air Mobility intends to deploy BETA aircraft throughout its Hawaiʻi operations for both cargo and passenger missions following FAA certification. Through its Mokulele Airlines subsidiary, the company operates Hawaiʻi's largest commuter airline network by airports served and departures, providing an established operational foundation for future electric aircraft deployment.

As previously announced, Surf Air Mobility is preparing to establish a Maintenance, Repair, and Overhaul (MRO) facility in Hawaiʻi that, once certified, is expected to serve as the factory-authorized service center for BETA aircraft in the state. The facility is expected to support long-term electric aircraft operations and help build the technical infrastructure necessary to scale commercial electric aviation.

About BETA Technologies

Exhibit 99.1

BETA (NYSE: BETA) is an aerospace and defense company designing, manufacturing and selling high-performance electric aircraft, advanced electric propulsion systems, components and charging systems to top operators worldwide. BETA has built and flown its family of ALIA aircraft, consisting of both conventional fixed-wing electric aircraft (the “ALIA CTOL”) and electric vertical takeoff and landing aircraft (the “ALIA VTOL”), more than 150,000 nautical miles, including multiple trips across the United States. BETA is deploying a network of charging infrastructure to enable the growing industry with more than 100 sites across the United States and internationally. BETA’s intentional approach to developing the enabling technologies necessary to electrify aviation unlocks lucrative aftermarket revenue opportunities over the life of each aircraft. These highly scalable enabling technologies allow BETA to serve a customer base across cargo and logistics, defense, passenger and medical end markets and unlock cost-effective and safe missions. BETA was named the #1 company on TIME’s list of the World’s Top GreenTech Companies of 2025. Visit www.beta.team for more information about BETA and its products.

About Surf Air Mobility

Surf Air Mobility is a Los Angeles-based air mobility platform. With its AI-enabled SurfOS software, Surf Air Mobility provides technology designed to support the modernization of air operations and the adoption of next-generation aircraft. Surf Air Mobility currently operates Mokulele Airlines, one of the largest commuter airlines in the United States by scheduled departures and provides private charter services. Together, these businesses provide the operational scale and real-world operating data to validate and deploy its software. These capabilities position Surf Air Mobility as a leader shaping a more efficient, connected, and accessible future for aviation.

About Hawaiian Airlines

Alaska Airlines, Hawaiian Airlines and Horizon Air are subsidiaries of Alaska Air Group, and McGee Air Services is a subsidiary of Alaska Airlines. We are a global airline with hubs in Seattle, Honolulu, Portland, Anchorage, Los Angeles, San Diego and San Francisco. We deliver remarkable care as we fly our guests to more than 140 destinations

Exhibit 99.1

throughout North America, Latin America, Asia, the Pacific and Europe. Guests can book travel at alaskaair.com and hawaiianairlines.com. Alaska and Hawaiian are members of the oneworld alliance. Members of our Atmos Rewards loyalty program can earn and redeem points with oneworld airlines and our additional global partners that serve over 1,000 worldwide destinations. Learn more about what’s happening at Alaska and Hawaiian at news.alaskaair.com. Alaska Air Group is traded on the New York Stock Exchange (NYSE) as “ALK.”

Forward-Looking Statements

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Surf Air Mobility’s ability to achieve its business objectives. Readers of this release should be aware of the speculative nature of forward-looking statements. These statements are based on the beliefs of Surf Air Mobility’s management as well as assumptions made by and information currently available to Surf Air Mobility and reflect Surf Air Mobility’s current views concerning future events. As such, they are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among many others: Surf Air Mobility’s ability to anticipate the future needs of the air mobility market; Surf Air Mobility’s future ability to pay contractual obligations and liquidity will depend on operating performance, cash flow and ability to secure adequate financing; the dependence on third-party partners and suppliers for the components and collaboration in Surf Air Mobility’s development of its advanced air mobility software platform, and any interruptions, disagreements or delays with those partners and suppliers; the inability to execute business objectives and growth strategies successfully or sustain Surf Air Mobility’s growth; the inability of Surf Air Mobility’s customers to pay for Surf Air Mobility’s services; the inability of Surf Air Mobility to obtain additional financing or access the capital markets to fund its ongoing operations on acceptable terms and conditions; the outcome of any legal proceedings that might be instituted against Surf Air Mobility, the risks associated with Surf Air Mobility’s obligations to comply with applicable laws, government regulations and rules and standards of the New York Stock Exchange; and general economic conditions. These and other risks are discussed in detail in the periodic reports

Exhibit 99.1

that Surf Air Mobility files with the SEC, and investors are urged to review those periodic reports and Surf Air Mobility’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, before making an investment decision. Surf Air Mobility assumes no obligation to update its forward-looking statements except as required by law.

BETA Technologies Media Contacts

Media: Nat Bol, press@beta.team

Investor Relations: Devon Rothman, investors@beta.team

High-resolution images and b-roll of the BETA ALIA CTOL aircraft are available.

Surf Air Mobility Media Contacts
Press: press@surfair.com
Investors: investors@surfair.com

Hawaiian Airlines Media Contact

Press: newsroom@alaskaair.com